SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 9, 2019

Date of Report (Date of earliest event reported)

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Southwest Freeway Suite 2240 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 400-6400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRKR	The Nasdaq Stock Market LLC

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) The 2019 annual meeting of shareholders of Marker Therapeutics, Inc. (“Marker” or the “Company”) was held on May 9, 2019.

(b) At the 2019 annual meeting, the following proposals were voted on by our shareholders:

PROPOSAL I:   Election of Directors.

Mr. Frederick Wasserman, Mr. David Laskow-Pooley, Mr. John Wilson, Mr. David Eansor, Dr. Juan Vera and Mr. Peter Hoang were each re-elected as Directors, to serve until our next annual meeting of shareholders or until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The votes were as follows:

	For	Abstain/ Withheld	Broker Non-Votes
Frederick Wasserman	26,358,698	72,045	9,582,310
David Laskow-Pooley	26,403,527	34,716	9,574,810
John Wilson	24,732,086	1,714,082	9,566,885
David Eansor	26,385,582	30,763	9,596,798
Juan Vera	24,803,475	1,662,268	9,547,310
Peter Hoang	24,814,510	1,651,233	9,596,798

PROPOSAL II: To conduct a non-binding advisory vote on executive compensation. The Company's stockholders approved, on an advisory basis, the compensation paid to the Company's named executive officers as described in the proxy statement. The votes were as follows:

FOR	20,672,232
AGAINST	1,953,862
ABSTAIN/WITHHELD	120,074
BROKER NON-VOTES	13,266,885

PROPOSAL III: Ratification of the selection of Marcum LLP as the Company’s independent auditors for the year ending December 31, 2019. The Company's stockholders ratified the selection of Marcum LLP as the Company’s independent auditors for the year ending December 31, 2019. The votes were as follows:

FOR	35,792,766
AGAINST	160,077
ABSTAIN/WITHHELD	60,210
36,013,053

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 10th day of May, 2019.

MARKER THERAPEUTICS, INC. (Registrant)

BY:	/s/ Anthony Kim
Anthony Kim Chief Financial Officer